      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 5, 2000

                                                 REGISTRATION NO. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------

                               BMC SOFTWARE, INC.
                (Name of Registrant as specified in its charter)


            DELAWARE                            74-21226120
  (State or other jurisdiction                (I.R.S. Employer
of incorporation or organization)            Identification No.)

                            2101 CITYWEST BOULEVARD
                           HOUSTON, TEXAS 77042-2827
                                 (713) 918-8800
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                               M. BRINKLEY MORSE
                             SENIOR VICE PRESIDENT
                               BMC SOFTWARE, INC.
                            2101 CITYWEST BOULEVARD
                           HOUSTON, TEXAS 77042-2827
                                 (713) 918-8800
              (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                              JOHN S. WATSON, ESQ.
                             VINSON & ELKINS L.L.P.
                            1001 FANNIN, SUITE 2300
                           HOUSTON, TEXAS 77002-6760
                                 (713) 758-2222

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                              CALCULATION OF REGISTRATION FEE
============================================================================================================================
                                                          PROPOSED              PROPOSED MAXIMUM
  TITLE OF EACH CLASS OF           AMOUNT TO BE       MAXIMUM OFFERING             AGGREGATE                    AMOUNT OF
SECURITIES TO BE REGISTERED         REGISTERED        PRICE PER SHARE(1)        OFFERING PRICE(1)           REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$0.01 per share(2)...........     1,582,415 shares    $           44.84          $    70,955,489            $         18,732
============================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low prices reported on The NASDAQ Stock Market on May 3, 2000 ($44.84 per share).

(2) Each share of common stock includes Rights under our Rights Agreement, which Rights are attached to and trade with our common stock.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
===============================================================================

The information in this prospectus is not complete and may be changed. The securities covered by this prospectus may not be sold until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

                    SUBJECT TO COMPLETION, DATED MAY 5, 2000

                                1,582,415 Shares

                               BMC SOFTWARE, INC.
                                  COMMON STOCK

         This prospectus relates to the offer and sale from time to time of up to an aggregate of 1,582,415 shares of our common stock for the account of our stockholders named in this prospectus.

         Our common stock is listed for trading on The NASDAQ Stock Market under the trading symbol "BMCS." On May 4, 2000, the last reported sale price of our common stock on NASDAQ was $44.94 per share. The shares covered by this prospectus may be sold at market prices prevailing at the time of sale or at negotiated prices. We will not receive any of the proceeds from the sale of the shares covered by this prospectus. Each stockholder named in this prospectus is a party to an Agreement and Plan of Reorganization dated as of April 25, 2000, with our company, under which we have agreed to pay all expenses of registration of the sale of the shares covered by this prospectus, estimated at $41,000.

         The address of our executive offices is 2101 CityWest Boulevard, Houston, Texas 77042-2827, and our telephone number is (713) 918-8800.



                            ------------------------

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THE PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                            ------------------------

         No person has been authorized to give any information or to make any representation contained or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by our company. This prospectus does not constitute an offer to sell or a solicitation of any offer to buy any securities other than the common stock offered by this prospectus, or an offer to sell or a solicitation of an offer to buy the common stock in any jurisdiction to or from any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale made under this prospectus will under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained herein is correct as of any time subsequent to the date of this prospectus.


                            ------------------------




                   The date of this Prospectus is ___, 2000.

                               TABLE OF CONTENTS

                                   Prospectus

                                                                            Page
                                                                            ----
Where You Can Find More Information ........................................  2

The Company ................................................................  3

Use of Proceeds ............................................................  3

Selling Stockholders .......................................................  3

Plan of Distribution .......................................................  3

Legal Matters ..............................................................  4

Experts ....................................................................  4

                      WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our filings with the SEC are also available at the office of the NASDAQ located at 1735 K Street, N.W., Washington, D.C. 20006.

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the securities described in this prospectus are sold.

o The description of our common stock contained in our registration statement on form 8-A, as filed with the SEC on August 25, 1988;


o Our annual report on form 10-K for the fiscal year ended March 31, 1999;

o Our quarterly reports on form 10-Q for the quarterly periods ended June 30, 1999, September 30, 1999 and December 31, 1999, and amended quarterly reports on form 10-Q/A for the quarterly periods ended June 30, 1999 and December 31, 1999;

o Our current reports on form 8-K filed with the SEC on April 13, 1999, April 28, 1999, and amended current reports on form 8-K/A filed with the SEC on June 14, 1999 and June 28, 1999.

         You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or telephoning us at the following address:

                               BMC Software, Inc.
                            2101 CityWest Boulevard
                           Houston, Texas  77042-2827
                                 (713) 918-8800

                                  THE COMPANY

     The principal executive offices of our company are located at 2101 CityWest Boulevard, Houston, Texas 77042-2827, and our telephone number is (713) 918-8800.

                                USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of the shares covered by this prospectus.

                              SELLING STOCKHOLDERS

     The common stock covered by this prospectus is to be offered for the account of the following stockholders of our company:

                                   NUMBER OF SHARES OF COMMON STOCK
NAME OF SELLING STOCKHOLDER               OFFERED HEREUNDER
---------------------------        --------------------------------
Clay Davis                                   309,140
Robert Neville                               309,140
Christopher Marich                            85,014
L&H Leasing Co., LTD.                        879,121

     On April 25, 2000, we, BMC Acquisition Corp., a wholly owned subsidiary of our company ("Merger Sub"), Evity, Inc. and the selling stockholders entered into an Agreement and Plan of Reorganization (the "Merger Agreement"). In connection with the Merger Agreement, Merger Sub was merged with and into Evity (the "Merger"). In the Merger, the selling stockholders received shares of our common stock and cash in exchange for their outstanding shares of Evity common and preferred stock. In connection with the Merger, we agreed to register the resale by the selling stockholders of the shares issued to the selling stockholders in the Merger.

                              PLAN OF DISTRIBUTION

     We have been advised by the selling stockholders that the shares may from time to time be offered for sale either directly by the selling stockholders or through underwriters, dealers or agents or on any exchange on which the shares may from time to time be traded, or in independently negotiated transactions or otherwise; provided that such transactions will not include an underwritten public offering. The shares may be sold at market prices prevailing at the time of sale or at negotiated prices. The selling stockholders and any underwriters, dealers or agents that participate in distribution of the shares may be deemed to be underwriters, and any profit on sale of the shares by them and any discounts, commissions or concessions received by any underwriter, dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act. The methods by which the shares may be sold include:

     o a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

     o exchange distributions and/or secondary distributions in accordance with the rules of NASDAQ;

     o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

     o    privately negotiated transactions.

     We have agreed to register the shares for sale under the Securities Act and to indemnify the selling stockholders and each person who participates as an underwriter in the offering of the shares, against certain civil liabilities, including certain liabilities under the Securities Act.

     There can be no assurances that the selling stockholders will sell any or all of the shares offered under this prospectus.

                                 LEGAL MATTERS

     The validity of the shares offered by this prospectus has been passed upon by Vinson & Elkins L.L.P., Houston, Texas.

                                    EXPERTS

     The consolidated financial statements and schedule incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

     Ernst & Young LLP, independent auditors, have audited the consolidated financial statements of Boole & Babbage, Inc., ("Boole & Babbage") included in our Annual Report on Form 10-K for the year ended March 31, 1999 (which financial statements are not presented separately therein) as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Boole & Babbage's financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

     The report on the financial statements of MAXM Systems, Inc. for the year ended September 30, 1996, incorporated by reference in this prospectus, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses in connection with the registration of the shares of common stock covered by this prospectus are set forth in the following table. All amounts except the registration fee are estimated.


   Registration Fee (Securities and Exchange Commission) ..........    $18,732
   Accountant's Fees and Expenses .................................      6,000
   Legal Fees and Expenses ........................................     15,000
   Printing Expenses ..............................................      1,000
   Miscellaneous ..................................................        268
                                                                       -------
   Total...........................................................    $41,000
                                                                       =======

     We will bear the expenses of registration of the shares of common stock covered by this prospectus; the selling stockholders will not bear any of such expenses.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law, Article SEVENTH of our Restated Certificate of Incorporation, Sections 1 and 2 of Article VI of our bylaws, as amended, and indemnification agreements entered into by us with our directors provide for the indemnification of our officers, directors, employees and agents under certain circumstances.

     Set forth below is Article SEVENTH of our Restated Certificate of Incorporation pertaining to indemnification of officers, directors, employees and agents and insurance:

     "SEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for such liability as is expressly not subject to limitation under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended to further limit or eliminate such liability. Moreover, the Corporation shall, to the fullest extent permitted by law, indemnify any and all officers and directors of the Corporation, and may, to the fullest extent permitted by law or to such lesser extent as is determined in the discretion of the Board of Directors, indemnify any and all other persons whom it shall have power to indemnify, from and against all expenses, liabilities or other matters arising out of their status as such or their acts, omissions or services rendered in such capacities. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability."

     Set forth below are Sections 1 and 2 of Article VI of our bylaws, as amended:

     "SECTION 1. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the Corporation or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving or having agreed to serve as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation

     Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys fees, judgements, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnify hereunder and shall inure to the benefit of his or her heirs, executors, and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Article VI shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a current, former or proposed director or officer in his or her capacity as a director or officer or proposed director or officer (and not in any other capacity in which service was or is or has been agreed to be rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnified person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Section or otherwise."

     "SECTION 2. INDEMNIFICATION OF EMPLOYEES AND AGENTS. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation, individually or as a group, with the same scope and effect as the indemnification of directors and officers provided for in this Article."

     In addition, we have entered into indemnification agreements with our directors, under which we have agreed to indemnify such directors in accordance with, and to the fullest extent permitted by, the Delaware General Corporation Law, against any and all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with any proceeding in which the indemnitee was or is made a party or was or is involved by reason of the fact that the indemnitee is or was a director.

     We have also purchased liability insurance policies covering our directors and officers.

ITEM 16.  EXHIBITS.

      *   3.1    - Restated Certificate of Incorporation of BMC Software, Inc.
      *   3.2    - Bylaws of BMC Software, Inc.
      **  3.3    - Amendment to Certificate of Incorporation of BMC Software, Inc.
      *   4.1    - Specimen Common Stock certificate
      *** 5.1    - Opinion of Vinson & Elkins L.L.P.
      ***23.1    - Consent of Arthur Andersen LLP
      ***23.2    - Consent of Ernst & Young LLP
      ***23.3    - Consent of PricewaterhouseCoopers LLP
      ***23.4    - Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto)
      ***24.1    - Powers of Attorney (included on the signature page to this Registration Statement)

----------
* These Exhibits are incorporated herein by reference to the Exhibits bearing the same Exhibit numbers in the Registrant's Form S-1 Registration Statement No. 33-22892.
** This Exhibit is incorporated herein by reference to Exhibit 3.2 in the Registrant's Annual Report on Form 10-K for the fiscal year end March 31, 1997.
***  Filed herewith.


ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 5th day of May, 2000.


                                             BMC SOFTWARE, INC.


                                             By: /s/ M. BRINKLEY MORSE
                                                --------------------------------
                                                     M. Brinkley Morse
                                                     Senior Vice President


                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints M. Brinkley Morse and Robert H. Whilden, Jr., or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


           SIGNATURE                               TITLE                                  DATE
           ---------                               -----                                  ----
/s/     MAX P. WATSON JR.                Chairman of the Board, President             May 5, 2000
----------------------------------       and Chief Executive Officer
        Max P. Watson Jr.


/s/     WILLIAM M. AUSTIN                Senior Vice President and Chief              May 5, 2000
----------------------------------       Financial Officer
        William M. Austin                (Principal Financial Officer)


/s/     JOHN W. COX                      Vice President                               May 5, 2000
----------------------------------       (Principal Accounting Officer)
        John W. Cox


----------------------------------       Director
        John W. Barter


/s/     B. GARLAND CUPP                  Director                                     May 5, 2000
----------------------------------
        B. Garland Cupp


/s/     MELDON K. GAFNER                 Director                                     May 5, 2000
----------------------------------
        Meldon K. Gafner

                                         Director
----------------------------------
        Lew W. Gray


/s/     GEORGE F. RAYMOND                Director                               May 5, 2000
----------------------------------
        George F. Raymond


/s/     TOM C. TINSLEY                   Director                               May 5, 2000
----------------------------------
        Tom C. Tinsley

                               INDEX TO EXHIBITS


     EXHIBITS                             DESCRIPTION
     --------                             -----------
      *   3.1    - Restated Certificate of Incorporation of BMC Software, Inc.
      *   3.2    - Bylaws of BMC Software, Inc.
      **  3.3    - Amendment to Certificate of Incorporation of BMC Software, Inc.
      *   4.1    - Specimen Common Stock certificate
      *** 5.1    - Opinion of Vinson & Elkins L.L.P.
      ***23.1    - Consent of Arthur Andersen LLP
      ***23.2    - Consent of Ernst & Young LLP
      ***23.3    - Consent of PricewaterhouseCoopers LLP
      ***23.4    - Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto)
      ***24.1    - Powers of Attorney (included on the signature page to this Registration Statement)

----------
* These Exhibits are incorporated herein by reference to the Exhibits bearing the same Exhibit numbers in the Registrant's Form S-1 Registration Statement No. 33-22892.
** This Exhibit is incorporated herein by reference to Exhibit 3.2 in the Registrant's Annual Report on Form 10-K for the fiscal year end March 31, 1997.
***  Filed herewith.